FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

            FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS
                       FOR THE THIRD QUARTER OF 2017.

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; November 1, 2017 -

Third Quarter Consolidated Results of Operations.

Net income for the third quarter of 2017 was $25,391,000 or $2.52 per share versus $1,957,000 or $.20 per share in the same period last year. The majority of this uptick in income is the result of a gain on remeasurement of investment of $60.2 million in its Dock 79 real estate partnership, which is included in income from continuing operations before income taxes. As a result of the stabilization of Dock 79, the Company is now deemed for accounting purposes to have control of the partnership without the transfer of any consideration. As such the non-taxable gain on remeasurement was calculated based on the difference between the carrying value and the fair value of all the assets and liabilities of the partnership. The gain included $4,727,000 related to the value of leases in place resulting in amortization expense of $1,326,000 for the quarter. The lease value is amortized over the life of the leases, 89% of that value is scheduled to be expensed by June 30, 2018.
The gain included $34 million related to the building and improvements which will result in additional deprecation of $220,000 quarterly. The total gain related depreciation and amortization was $1,546,000 which explains the majority of the $1,480,000 reduction in operating profit compared to the same quarter last year. Total revenues were $12,054,000, up 23.3%, versus the same period last year, primarily because of the addition of rental revenues from Dock 79.

Third Quarter Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $7,578,000, up $255,000 or 3.5%, over the same period last year. Net Operating Income (NOI) in this segment for the third quarter declined slightly to $5,614,000, compared to $5,627,000 in the same period last year. Several factors caused revenue to increase while NOI remained stable. Revenues inclusive of reimbursables and unrealized rents have increased over the same period last year as a result of new buildings and increased occupancy. However, the uptick in reimbursable expenses increased revenue without increasing NOI, and the non-reimbursable expenses did nothing for revenue and adversely affected NOI. Additionally, cash-based NOI as calculated by the Company excludes unrealized rents which are the result of "straight-lining" rental revenue over the life of a lease, i.e. averaging the total rent of the lease over the term. Thus, though revenue as calculated by GAAP may be up because of new leases, cash-based NOI is not as positively affected because the actual rent paid by the tenant in the beginning of a lease is less than the GAAP-based straight-lined rent. We ended the third quarter with total occupied square feet of 3,637,236 versus 3,486,681 at the end of the same period last year, an increase of 4.3% or 150,555 square feet. Our overall occupancy rate was 91.3%.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $1,786,000, a decrease of 12%, versus $2,037,000 in the same period last year. This drop is due to decreases in tonnage at several locations because of weather, volumes returning to normal levels at Keuka and Newberry Cement, and other factors. Total operating profit in this segment was $1,637,000, a decrease of $229,000 versus $1,866,000 in the same period last year.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production.

With respect to ongoing projects:
   * Our new spec building at Patriot Business Center was placed in service this past April and is currently 100% leased and occupied.
   * In February, the D.C. Zoning Commission voted 5-0 in favor of the Planned Unit Development (PUD) of Phase II of our RiverFront on the Anacostia project. After formal publishing of the record and a 35 day appeal period we anticipate formal approval by the end of the year.
   * We are fully engaged in the formal process of seeking PUD entitlements for our 118 acre tract in Hampstead, MD.
   * We made major progress this quarter in our joint venture with St. John Properties on what remained of our Windlass Run Business Park. The JV secured financing on a $17,580,000 construction and development loan and began construction on what will be a multi-building business park consisting of approximately 329,000 square feet of office and retail space.

Equity in loss of joint ventures was $12,000 because of the Brooksville Joint Venture.

RiverFront on the Anacostia Segment:
-----------------------------------
In July 2017, Phase I (Dock 79) of the development known as RiverFront on the Anacostia in Washington, D.C., a 300,000 square foot residential apartment building developed by a joint venture between the Company and MRP, reached stabilization, meaning 90% of the individual apartments have been leased and are occupied by third party tenants. Upon reaching stabilization, the Company has, for a period of one year, the exclusive right to (i) cause the joint venture to sell the property or (ii) cause the Company's and MRP's percentage interests in the joint venture to be adjusted so as to take into account the value of the development at the time of stabilization. The attainment of stabilization also resulted in a change of control for accounting purposes as the veto rights of the minority shareholder lapsed and the Company became the primary beneficiary. As such, beginning July 1, 2017, the Company consolidated the assets (at current fair value), liabilities and operating results of the joint venture and established the RiverFront on the Anacostia Segment as its fourth segment.

At the end of September, Dock 79 was 96.4% leased and 95.4% occupied. As the first "generation" of leases came up for renewal this quarter, the renewal rate of 53% is in line with expectations while the average rent increase of 3.89% is stronger than we budgeted.

First Nine Months Consolidated Results of Operations.

Net income for the first nine months of 2017 was $28,547,000 or $2.84 per share versus $4,551,000 or $.46 per share in the first nine months last year. The majority of this uptick in income is the result of a gain on remeasurement of investment of $60.2 million in its Dock 79 real estate partnership, which is included in income from continuing operations before income taxes. As a result of the stabilization of Dock 79, the Company is now deemed for accounting purposes to have control of the partnership without the transfer of any consideration. As such the non-taxable gain on remeasurement was calculated based on the difference between the carrying value and the fair value of all the assets and liabilities of the partnership. This increase in net income when compared to last year was also augmented by a prior year $2,000,000 remediation expense offset by a $665,000 increase this year in equity in loss of joint ventures, primarily as a result of expenses and depreciation during the lease up of Phase I (Dock 79) of RiverFront. Total revenues were $30,736,000, up 7.3%, versus the first nine months last year. Consolidated total operating profit was up 4.4%.

First Nine Months Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $22,057,000, up $233,000 or 1.1%, over the first nine months last year. The increase in revenue is due to the addition of new buildings and increased total occupancy. Net Operating Income in this segment for the first nine months of 2017 was $16,715,000, compared to $16,555,000 in the first nine months of 2016, an increase of 1%.

Depreciation and amortization expense increased primarily because of the purchase of the Gilroy Center in Baltimore County in July of 2016 and the completion of a 79,550 square foot warehouse at Hollander Business Park in April 2016 and a 103,448 square foot warehouse at Patriot Business Center in April of 2017.

Corporate expense increased due to a first quarter stock option modification expense of $191,000 and increased internal and external audit expense incurred as a result of the conversion from the previous fiscal year (ending September
30) to one that follows the calendar year.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $5,381,000, a decrease of 8.4%, versus $5,874,000 in the first nine months last year. This drop is due decreases in tonnage at several locations because of weather, volumes returning to normal levels at Keuka and Newberry Cement, and other factors. Total operating profit in this segment was $4,869,000, a decrease of $459,000 versus $5,328,000 in the first nine months last year.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production.

With respect to ongoing projects:
   * During the first quarter, we completed construction of the bulkhead at our 664E property on the Anacostia ahead of schedule and under budget.
   * Our new spec building at Patriot Business Center was placed in service this past April and is currently 100% leased and occupied.
   * In February, the D.C. Zoning Commission voted 5-0 in favor of the Planned Unit Development (PUD) of Phase II of our RiverFront on the Anacostia project. After formal publishing of the record and a 35 day appeal period we anticipate formal approval by the end of the year.
   * We are fully engaged in the formal process of seeking PUD entitlements for our 118 acre tract in Hampstead, MD.
   * We made major progress during the third quarter in our joint venture with St. John Properties on what remained of our Windlass Run Business Park. The JV secured financing on a $17,580,000 construction and development loan and began construction on what will be a multi-building business park consisting of approximately 329,000 square feet of office and retail space.

Because of operating losses and depreciation during the lease up of Dock 79, equity in loss of joint ventures was $1,589,000 (including a loss of $31,000 in the Brooksville Joint Venture).

RiverFront on the Anacostia Segment:
-----------------------------------
In July 2017, Phase I (Dock 79) of the development known as RiverFront on the Anacostia in Washington, D.C., a 300,000 square foot residential apartment building developed by a joint venture between the Company and MRP, reached stabilization, meaning 90% of the individual apartments have been leased and are occupied by third party tenants. Upon reaching stabilization, the Company has, for a period of one year, the exclusive right to (i) cause the joint venture to sell the property or (ii) cause the Company's and MRP's percentage interests in the joint venture to be adjusted so as to take into account the value of the development at the time of stabilization. The attainment of stabilization also resulted in a change of control for accounting purposes as the veto rights of the minority shareholder lapsed and the Company became the primary beneficiary. As such, beginning July 1, 2017, the Company consolidated the assets (at current fair value), liabilities and operating results of the joint venture and established the RiverFront on the Anacostia Segment as its fourth segment.

At the end of September, Dock 79 was 96.4% leased and 95.4% occupied. As the first "generation" of lease came up for renewal this quarter, the renewal rate of 53% is in line with expectations while the average rent increase of 3.89% is stronger than we budgeted.

Potential REIT Conversion

We have for some time explored the possibility of converting this company into a Real Estate Investment Trust (REIT), with the idea that this may be a more efficient structure given the nature of our business. In order to have the option to convert to a REIT, the board has already elected to change from our previous fiscal year (ending September 30), to a fiscal year that follows the calendar year as is required of a REIT. This change went into effect
January 1, 2017 and required one-time additional auditing expenses of $120,000 which were reflected in 2017. Thus, this past quarter, and every quarter ended September 30 will now be the third quarter of our fiscal year. Finally, consistent with having the option to elect REIT status, we have contributed our mining reserves into a wholly owned subsidiary. Because the parent company still retains control of the land itself, the portion of the mining royalties' income that is not attributable to the reserves, but instead more closely resembles ground rents, will be retained by the parent company and will qualify as "REIT-able" income. The subsidiary will receive only the income attributable to the reserves it now controls. This structure is intended to assure that we will meet the asset and income tests applicable to REITs. These preliminary steps will not have a material impact on our operations if the Company does not elect REIT status. Due to the pending tax reform proposals now in Congress, we have decided to defer the REIT election decision until 2018.

Summary and Outlook

This past quarter was a momentous one across all of our segments. Thanks to the amazing efforts of our Baltimore office, Asset Management increased occupancy from 86.8% at the end of June to our present occupancy of 91.3%, a remarkable 4.5% increase in the span of three months. After twenty years of work by Florida Rock Industries and Vulcan Materials to get our Ft. Myers property fully entitled, Mining Royalties saw the first tons extracted from that quarry. Though production this past quarter was offset by prepaid royalties, going forward, Vulcan's ability finally to realize the 16,000,000 tons of reserves at this site should positively impact revenue and income as it creates an opportunity to collect more than the minimums from this location. Land Development and Construction got the latest building at Patriot fully leased and occupied way ahead of schedule, secured financing for our joint venture with St. John properties, and began construction on the project as well. The ability of this segment to turn vacant land into income production is essential for the growth of the Company. Finally, and perhaps most importantly, this past quarter saw the stabilization and our subsequent consolidation of Dock 79 as the joint venture achieved occupancy greater than 90%. That this consolidation happened ahead of schedule and with stronger rents than expected or budgeted is a testament to the efforts of our partner and the high quality of the asset.

During the remainder of this year, we expect to find permanent financing for Dock 79 and continue pre-development activities for Phase II with the expectation that we will break ground in the last quarter of this year or the first quarter of 2018. Finally, we have for some time been debating the merits of converting this company into a REIT. Given the White House's stated intention to overhaul our federal tax code, and because a change in the corporate income tax rate would mitigate many of the advantages of becoming a REIT, we are delaying our decision to elect REIT status until it is clear either way whether there will be meaningful change in the corporate income tax rate.

Conference Call.

The Company will host a conference call on Wednesday, November 1, 2017 at 2:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9401 (pass code 92464) within the United States. International callers may dial 1-334-323-7224
(pass code 92464). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/ frp110117. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp110117.mp3. If using the Companys website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 1-877-919-4059, international callers dial 1-334-323-0140. The passcode of the audio replay is 52575111. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to, levels of construction activity in the markets served by our mining properties, demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area, our ability to obtain zoning and entitlements necessary for property development, the impact of lending and capital market conditions on our liquidity, our ability to finance projects or repay our debt, general real estate investment and development risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, the impact of restrictions imposed by our credit facility, the level and volatility of interest rates, environmental liabilities, inflation risks, cybersecurity risks, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. In addition, if we elect REIT status these risk factors also would include our ability to qualify or to remain qualified as a REIT, our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our lexibility or causing us to forego otherwise attractive opportunities, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) warehouse/office/residential building ownership, leasing and management, (ii) mining royalty land ownership and leasing and (iii) land acquisition, entitlement and development primarily for future warehouse/ office or residential building construction.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------

                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)

                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                    SEPTEMBER 30,            SEPTEMBER 30
                                  2017        2016         2017        2016
                                  ----        ----         ----        ----
Revenues:
  Rental revenue              $  8,738       6,259       21,243      18,430
  Mining Royalty and rents       1,763       2,016        5,311       5,805
  Revenue - reimbursements       1,553       1,501        4,182       4,399
                                ------      ------       ------      ------
Total Revenues                  12,054       9,776       30,736      28,634

Cost of operations:
  Depreciation, depletion
    and amortization             4,769       2,160        9,030       6,155
  Operating expenses             1,879       1,146        3,882       3,651
  Environmental
    remediation expense              -           -            -       2,000
  Property taxes                 1,401       1,087        3,592       3,357
  Management company indirect      560         419        1,504       1,340
  Corporate expenses               617         656        2,510       2,348
                                ------      ------       ------      ------
Total cost of operations         9,226       5,468       20,518      18,851

Total operating profit           2,828       4,308       10,218       9,783

Interest income                      -           -            -           1
Interest expense                (1,251)       (273)      (1,870)     (1,080)
Equity in loss of joint ventures   (12)       (652)      (1,589)       (924)
Gain on remeasurement of
  investment in real estate
  Partnership                   60,196           -       60,196           -
(Loss) on investment
  land sold                          -        (148)           -        (257)
                                ------      ------       ------      ------

Income before income taxes      61,761       3,235       66,955       7,523
Provision for income taxes      16,577       1,278       18,615       2,972
                                ------      ------       ------      ------

Net income                      45,184       1,957       48,340       4,551
Income attributable to
  noncontrolling interest       19,793           -       19,793           -
                                ------      ------       ------      ------
Net income attributable to
  the Company                 $ 25,391       1,957       28,547       4,551
                                ======      ======       ======      ======

Comprehensive income          $ 25,391       1,957       28,547       4,551
                                ======      ======       ======      ======

Earnings per common share:
  Basic                       $   2.54        0.20         2.86        0.46
  Diluted                     $   2.52        0.20         2.84        0.46

Number of shares (in
thousands) used in computing:
  -basic earnings per
   common share                 10,004       9,865        9,967       9,860
  -diluted earnings per
   common share                 10,066       9,908       10,035       9,902

Asset Management Segment:
------------------------
                                               Three Months Ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2017       %        2016       %       Change      %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  6,174     81.5%   $  5,977     81.6%   $    197      3.3%
Revenue-reimbursements                        1,404     18.5%      1,346     18.4%         58      4.3%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 7,578    100.0%      7,323    100.0%        255      3.5%

Depreciation, depletion and amortization      2,090     27.6%      2,071     28.3%         19       .9%
Operating expenses                            1,123     14.8%      1,102     15.0%         21      1.9%
Property taxes                                  792     10.5%        729     10.0%         63      8.6%
Management company indirect                     237      3.1%        176      2.4%         61     34.7%
Corporate expense                               350      4.6%        339      4.6%         11      3.2%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            4,592     60.6%      4,417     60.3%        175      4.0%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  2,986     39.4%   $  2,906     39.7%   $     80      2.8%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                               Three Months Ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  1,763     98.7%      2,014     98.9%
Revenue-reimbursements                           23      1.3%         23      1.1%
                                           --------   -------   --------   -------

Total revenue                                 1,786    100.0%      2,037    100.0%

Depreciation, depletion and amortization         17       .9%         24      1.2%
Operating expenses                               43      2.4%         40      2.0%
Property taxes                                   59      3.3%         58      2.8%
Corporate expense                                30      1.7%         49      2.4%
                                           --------   -------   --------   -------

Cost of operations                              149      8.3%        171      8.4%
                                           --------   -------   --------   -------

Operating profit                           $  1,637     91.7%   $  1,866     91.6%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                               Three Months Ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2017           2016           Change
                                           --------       --------        --------
Rental revenue                             $    207            282             (75)
Royalty and rents                                 -              2              (2)
Revenue-reimbursements                          116            132             (16)
                                           --------       --------        --------

Total revenue                                   323            416             (93)

Depreciation, depletion and amortization         98             65              33
Operating expenses                               52              4              48
Property taxes                                  282            300             (18)
Management company indirect                     281            243              38
Corporate expense                               210            268             (58)
                                           --------       --------        --------

Cost of operations                              923            880              43
                                           --------       --------        --------

Operating loss                             $   (600)          (464)           (136)
                                           ========       ========        ========


Dock 79 Segment:
---------------
                                               Three Months Ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------

Rental revenue                             $  2,357     99.6%          -        -%
Revenue-reimbursements                           10       .4%          -        -%
                                           --------   -------   --------   -------

Total revenue                                 2,367    100.0%          -        -%

Depreciation and amortization                 2,564    108.3%          -        -%
Operating expenses                              661     27.9%          -        -%
Property taxes                                  268     11.3%          -        -%
Management company indirect                      42      1.8%          -
Corporate expense                                27      1.2%          -        -%
                                           --------   -------   --------   -------

Cost of operations                            3,562    150.5%          -        -%
                                           --------   -------   --------   -------

Operating profit                           $ (1,195)   -50.5%   $      -        -%
                                           ========   =======   ========   =======


Asset Management Segment:
------------------------
                                               Nine Months Ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $ 18,285     82.9%   $ 17,887     82.0%   $    398      2.2%
Revenue-reimbursements                        3,772     17.1%      3,937     18.0%       (165)    -4.2%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                22,057    100.0%     21,824    100.0%        233      1.1%

Depreciation, depletion and amortization      6,112     27.7%      5,891     27.0%        221      3.8%
Operating expenses                            2,941     13.3%      3,306     15.1%       (365)   -11.0%
Property taxes                                2,317     10.5%      2,059      9.4%        258     12.5%
Management company indirect                     616      2.8%        582      2.7%         34      5.8%
Corporate expense                             1,424      6.5%      1,213      5.6%        211     17.4%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                           13,410     60.8%     13,051     59.8%        359      2.8%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  8,647     39.2%   $  8,773     40.2%   $   (126)    -1.4%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                               Nine Months Ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  5,311     98.7%      5,805     98.8%
Revenue-reimbursements                           70      1.3%         69      1.2%
                                           --------   -------   --------   -------
Total revenue                                 5,381    100.0%      5,874    100.0%

Depreciation, depletion and amortization         91      1.7%         70      1.2%
Operating expenses                              121      2.2%        124      2.1%
Property taxes                                  176      3.3%        176      3.0%
Corporate expense                               124      2.3%        176      3.0%
                                           --------   -------   --------   -------

Cost of operations                              512      9.5%        546      9.3%
                                           --------   -------   --------   -------

Operating profit                           $  4,869     90.5%   $  5,328     90.7%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                               Nine Months Ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2017           2016           Change
                                           --------       --------        --------
Rental revenue                             $    601            543              58
Revenue-reimbursements                          330            393             (63)
                                           --------       --------        --------

Total revenue                                   931            936              (5)

Depreciation, depletion and amortization        263            194              69
Operating expenses                              159            221             (62)
Environmental remediation expense                 -          2,000          (2,000)
Property taxes                                  831          1,122            (291)
Management company indirect                     846            758              88
Corporate expense                               935            959             (24)
                                           --------       --------        --------

Cost of operations                            3,034          5,254          (2,220)
                                           --------       --------        --------

Operating loss                             $ (2,103)        (4,318)          2,215


Dock 79 Segment:
---------------
                                               Nine Months Ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------

Rental revenue                             $  2,357     99.6%          -        -%
Revenue-reimbursements                           10       .4%          -        -%
                                           --------   -------   --------   -------

Total revenue                                 2,367    100.0%          -        -%

Depreciation and amortization                 2,564    108.3%          -        -%
Operating expenses                              661     27.9%          -        -%
Property taxes                                  268     11.3%          -        -%
Management company indirect                      42      1.8%          -
Corporate expense                                27      1.2%          -        -%
                                           --------   -------   --------   -------

Cost of operations                            3,562    150.5%          -        -%
                                           --------   -------   --------   -------

Operating profit                           $ (1,195)   -50.5%   $      -        -%


Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measure included in this quarterly report are net operating income
(NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Net Operating Income Reconciliation
Three months ended 09/30/17 (in thousands)
                                              Asset           Land                       Mining            FRP
                                         Management    Development       Dock 79      Royalties       Holdings
                                            Segment        Segment        Segment       Segment         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations             1,581            580         42,040            983         45,184
Income Tax Allocation                         1,031            378         14,526            642         16,577
                                         ----------     ----------     ----------     ----------     ----------
Income  from continuing operations
  before income taxes                         2,612            958         56,566          1,625         61,761

Less:
  Gain on remeasurement of investment
    in real estate partnership                    -              -         60,196
  Equity in Joint Venture                         -          1,558              -
  Lease intangible rents                          1              -              -
  Unrealized rents                               48              -             50
Plus:
  Equity in loss of Joint Venture                 -              -          1,558
  Interest Expense                              374              -            877
  Depreciation/Amortization                   2,090             98          2,564
  Management Co. Indirect                       237            281             42
  Allocated Corporate Expenses                  350            210             27
                                         ----------     ----------     ----------     ----------     ----------

Net Operating Income (loss)                   5,614            (11)         1,388

Net Operating Income Reconciliation
Three months ended 09/30/16 (in thousands)
                                              Asset           Land        Mining            FRP
                                         Management    Development     Royalties       Holdings
                                            Segment        Segment       Segment         Totals
                                         ----------     ----------     ----------     ----------
Income (loss) from continuing operations      1,592           (758)         1,123          1,957
Income Tax Allocation                         1,039           (495)           734          1,278
                                         ----------     ----------     ----------     ----------
Inc. (loss) from continuing operations
  before income taxes                         2,631         (1,253)         1,857          3,235

Less:
  Lease intangible rents                          4              -
Plus:
  Unrealized rents                              139              -
  Equity in loss of Joint Venture                 -            642
  Loss on investment land sold                    1            148
  Interest Expense                              274              -
  Depreciation/Amortization                   2,071             65
  Management Co. Indirect                       176            243
  Allocated Corporate Expenses                  339            267
                                         ----------     ----------
Net Operating Income                          5,627            112



Net Operating Income Reconciliation
Nine months ended 09/30/17 (in thousands)
                                              Asset           Land                       Mining            FRP
                                         Management    Development       Dock 79      Royalties       Holdings
                                            Segment        Segment        Segment       Segment         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations      4,645         (1,280)        42,040          2,935         48,340
Income Tax Allocation                         3,009           (823)        14,526          1,903         18,615
                                         ----------     ----------     ----------     ----------     ----------
Inc. (loss) from continuing operations
  before income taxes                         7,654         (2,103)        56,566          4,838         66,955

Less:
  Gain on remeasurement of investment
    in real estate partnership                    -              -         60,196
  Lease intangible rents                          5              -              -
  Unrealized rents                               79              -             50
Plus:
  Equity in loss of Joint Venture                 -              -          1,558
  Interest Expense                              993              -            877
  Depreciation/Amortization                   6,112            263          2,564
  Management Co. Indirect                       616            846             42
  Allocated Corporate Expenses                1,424            935             27
                                         ----------     ----------     ----------     ----------     ----------

Net Operating Income (loss)                  16,715            (59)         1,388


Net Operating Income Reconciliation
Nine months ended 09/30/16 (in thousands)
                                              Asset           Land        Mining            FRP
                                         Management    Development     Royalties       Holdings
                                            Segment        Segment       Segment         Totals
                                         ----------     ----------     ----------     ----------
Income (loss) from continuing operations      4,654         (3,316)         3,213          4,551
Income Tax Allocation                         3,038         (2,165)         2,099          2,972
                                         ----------     ----------     ----------     ----------
Inc. (loss) from continuing operations
  before income taxes                         7,692         (5,481)         5,312          7,523

Less:
  Lease intangible rents                         13              -
  Other income                                    -              1
Plus:
  Unrealized rents                              109              -
  Equity in loss of Joint Venture                 -            893
  Loss on investment land sold                    1            271
  Interest Expense                            1,080              -
  Depreciation/Amortization                   5,891            194
  Management Co. Indirect                       582            758
  Allocated Corporate Expenses                1,213            959
                                         ----------     ----------

Net Operating Income (loss)                  16,555         (2,407)
